UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 4, 2015

EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

Fourth Amendment to Amended and Restated Senior Secured Credit Agreement

On February 4, 2015, Exterran Partners, L.P. (“we” or “us”), as Guarantor, and EXLP Operating LLC (“EXLP Operating”), our wholly owned subsidiary, as Borrower, entered into the Fourth Amendment to Amended and Restated Senior Secured Credit Agreement with Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto (the “Credit Agreement Amendment”).  The Credit Agreement Amendment amends the Amended and Restated Senior Secured Credit Agreement, dated as of November 3, 2010 (as subsequently amended), among us, EXLP Operating, Wells Fargo Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Royal Bank of Canada and The Royal Bank of Scotland plc, as Co-Syndication Agents, Credit Agricole Corporate and Investment Bank, as Documentation Agent, and the other lenders party thereto (as amended, the “Credit Agreement”).  Pursuant to the Credit Agreement Amendment, (i) certain of the lenders increased their respective revolving credit commitments under the Credit Agreement, and (ii) three additional lenders provided new revolving credit commitments under the Credit Agreement, collectively resulting in a $250 million increase in the aggregate revolving credit commitments under the Credit Agreement.  The Credit Agreement now provides for a $900 million revolving credit facility (with a $50 million sublimit for letters of credit and a $50 million sublimit for swingline loans) and a $150 million term loan facility.

The foregoing summary of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement Amendment described above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 8.01                                           Other Information.

On February 5, 2015, we announced the execution of the Credit Agreement Amendment.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Fourth Amendment to Amended and Restated Senior Secured Credit Agreement, dated February 4, 2015, among EXLP Operating LLC, as Borrower, Exterran Partners, L.P., as Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto

99.1	Press release of Exterran Partners, L.P., dated February 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

February 5, 2015	By:	/s/ DAVID S. MILLER
David S. Miller
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1

Fourth Amendment to Amended and Restated Senior Secured Credit Agreement, dated February 4, 2015, among EXLP Operating LLC, as Borrower, Exterran Partners, L.P., as Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto

99.1	Press release of Exterran Partners, L.P., dated February 5, 2015